                                                                     EXHIBIT 3.1

                      AMENDED CERTIFICATE OF DESIGNATION

                                      of

                     SERIES A CONVERTIBLE PREFERRED STOCK

                                      of

                              US SEARCH.COM INC.

             Pursuant to Section 151 of the General Corporation Law

                            of the State of Delaware

          US SEARCH.COM INC., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation" or the
                                                       -----------
"Company"), in accordance with the provisions of Section 103 thereof, DOES
 -------
HEREBY CERTIFY:

          1. That by resolution of the Board of Directors of the Company, and by a Certificate of Designation filed in the office of the Secretary of State of the State of Delaware on August 28, 2000, the Company authorized a series of 350,000 shares of Series A Convertible Preferred Stock, par value $0.001 per share, of the Company (the "Series A Preferred Stock") and established the
                            ------------------------
powers, designations, preferences and relative, participating, optional and other rights of the Series A Preferred Stock and the qualifications, limitations or restrictions thereof.

          2. As of the date hereof no shares of Series A Preferred Stock are outstanding and no shares of Series A Preferred Stock have been issued.

          3. That pursuant to the authority conferred on the Board of Directors of the Company by its Certificate of Incorporation and the provisions of Section 151(g) of the General Corporation Law of the State of Delaware, the Board of Directors effective August 29, 2000 adopted the following resolution amending and restating the provisions of said Certificate of Designation:

          RESOLVED, that the form of, and the rights, powers, restrictions and limitations set forth in the Certificate of Designations of Series A Convertible Preferred Stock of the Company in the form attached hereto as Exhibit A are approved.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate this 5th day of September, 2000.

                              US SEARCH.COM INC.



                              By: /s/ BRENT N. COHEN
                                  ---------------------
                                  Name:  Brent N. Cohen
                                  Title: Chief Executive Officer

                                   EXHIBIT A
                                   ---------

                      AMENDED CERTIFICATE OF DESIGNATIONS
                                      OF
                             SERIES A CONVERTIBLE
                                PREFERRED STOCK
                                      OF
                              US SEARCH.COM INC.


                        (Pursuant to Section 151 of the
               General Corporation Law of the State of Delaware)

          Section 1. Designation of Amount. The 350,000 shares of Preferred
                     ---------------------
Stock shall be designated as "Series A Convertible Preferred Stock" ("Series A
                                                                      --------
Preferred Stock") and the authorized number of shares constituting such series
---------------
shall be 350,000.

          Section 2. Certain Definitions. Unless the context otherwise requires,
                     -------------------
the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings specified (with terms defined in the singular having comparable meanings when used in the plural).

          "Additional Dividend Payment Date" shall have the meaning set forth in
           --------------------------------
Section 3(g).

          "Additional Dividends" shall have the meaning set forth in Section
           --------------------
3(g).

          "Additional Securities" shall have the meaning set forth in Section
           ---------------------
3(c).

          "Affiliate" shall mean, with respect to any person, any other person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person and, in the case of a person who is an individual, shall include (i) members of such specified person's immediate family (as defined in Instruction 2 of Item 404(a) of Regulation S-K under the Securities Act) and (ii) trusts, the trustee and all beneficiaries of which are such specified person or members of such person's immediate family as determined in accordance with the foregoing clause (i). For the purposes of this definition, "control," when used with respect to any person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing.

          "Business Day" shall mean a day other than a Saturday, Sunday or day
           ------------
on which banking institutions in New York are authorized or required to remain closed.

          "Common Stock" shall mean the common stock, par value $.001 per share,
           ------------
of the Company.

          "Conversion Date" shall have the meaning set forth in Section 7(f).
           ---------------

          "Conversion Price" shall have the meaning set forth in Section 7(b).
           ----------------

          "Converted Common Stock" shall mean shares of Common Stock received
           ----------------------
upon conversion of Series A Preferred Stock.

          "Daily Market Price" shall mean, with respect to one share of Common
           ------------------
Stock and for any Business Day: (i) if the Common Stock is then listed on a national securities exchange or is authorized for quotation on NASDAQ and is designated as a National Market System security, the last sale price of one share of Common Stock, regular way, on such day on the principal stock exchange or market system on which such Common Stock is then listed or authorized for quotation, or, if no such sale takes place on such day, the average of the closing bid and asked prices for one share of Common Stock on such day as reported on such stock exchange or market system or (ii) if the Common Stock is not then listed or authorized for quotation on any national securities exchange or designated as a National Market System security on NASDAQ but is traded over-the-counter, the average of the closing bid and asked prices for one share of Common Stock as reported on NASDAQ or the Electronic Bulletin Board or in the National Daily Quotation Sheets, as applicable.

          "Dividend Rate" shall have the meaning set forth in Section 3(a).
           -------------

          "Documents" shall mean the Purchase Agreement, the Investors' Rights
           ---------
Agreement, the Stockholders Agreement, the Warrant and this Certificate of Designations.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended, and the rules and regulations promulgated thereunder.

          "Excluded Securities" shall have the meaning set forth in Section
           -------------------
8(d).

          "Event of Non-Compliance" shall mean (i) any failure of the Company or
           -----------------------
the Board of Directors to comply with Section 3 of this Certificate of Designation or any failure of the Board of Directors of the Company to declare a quarterly dividend payment provided for in Section 3(a) or to pay such dividend on the dividend payment date provided therefor in Section 3(b), (ii) any failure of the Company or the Board of Directors to comply with Section 5, 6, 7, 8 or 9 of this Certificate of Designation; provided, that a failure to give a notice
                                    --------
within a specified time period shall be deemed an Event of Non-Compliance only until such notice is given (unless the delay in giving such notice adversely affects the ability of the person to whom such notice was given to exercise the rights with respect to which such notice was given) or (iii) any obligation of the Company, whether as principal, guarantor, surety or other obligor, for the payment of indebtedness for borrowed money in excess of $5,000,000 (x) shall become or shall be declared due and payable prior to the expressed maturity thereof, or (y) shall not be paid when due or within any grace period for the payment thereof, and such default shall remain uncured for 15 days.

          "First Closing" shall have the meaning set forth in the Purchase
           -------------
Agreement.

          "GAAP" shall mean generally accepted accounting principles set forth
           ----
in the opinions and pronouncements of the Accounting Principles Board of the American Institute of

Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time, consistently applied.

          "Investors' Rights Agreement" shall mean the Investors' Rights
           ---------------------------
Agreement, dated as of September 7, 2000, by and among the Company, the Purchaser and The Kushner-Locke Company.

          "Liquidation Preference" shall have the meaning set forth in Section
           ----------------------
4.

          "Majority Holders" shall mean the holders of more than 50% of the then
           ----------------
issued and outstanding shares of Series A Preferred Stock.

          "person" shall mean any individual, partnership, corporation, limited
           ------
liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity.

          "Preferred Stock Director" shall have the meaning set forth in Section
           ------------------------
7(b).

          "Pro Rata Amount" shall mean, at any time, with respect to any holder
           ---------------
of shares of Series A Preferred Stock, the ratio of (i) the number of shares of Common Stock into which the shares of Series A Preferred Stock held by such holder are then convertible, to (ii) the total number of shares of Common Stock of the Company outstanding (on a fully-diluted basis), including all outstanding securities convertible into or exchangeable or exercisable for Common Stock on an as-converted or exercised basis (including, but not limited to, the Series A Preferred Stock and outstanding options and warrants exercisable for Common Stock).

          "Purchase Agreement" shall mean that certain stock purchase agreement,
           ------------------
dated as of September 7, 2000, by and among the Company and the Purchaser.

          "Purchaser" shall have the meaning set forth in the Purchase
           ---------
Agreement.

          "Redemption Date" shall have the meaning set forth in Section 5.
           ---------------

          "Redemption Price" shall have the meaning set forth in Section 5.
           ----------------

          "Second Closing" shall have the meaning set forth in the Purchase
           --------------
Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended,
           --------------
and the rules and regulations promulgated thereunder.

          "Series A Preferred Stock" shall have the meaning set forth in Section
           ------------------------
1.

          "Shares" shall mean, collectively, shares of Converted Common Stock
           ------
and shares of Series A Preferred Stock. Whenever this Certificate refers to a number or percentage of Shares, such number or percentage shall be calculated as if, immediately prior to such calculation, all shares of Series A Preferred Stock had been converted into shares of Common Stock in accordance with their terms, regardless of the existence of any restrictions on such conversion or exercise.

          "Stockholders Agreement" shall have the meaning set forth in the
           ----------------------
Purchase Agreement.

          "subsidiary" means, with respect to any person, (a) a corporation a
           ----------
majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such person, by a subsidiary of such person, or by such person and one or more subsidiaries of such person, (b) a partnership in which such person or a subsidiary of such person is, at the date of determination, a general partner of such partnership, or (c) any other person (other than a corporation) in which such person, a subsidiary of such person or such person and one or more subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (i) at least a majority ownership interest, (ii) the power to elect or direct the election of the directors or other governing body of such person, or (iii) the power to direct or cause the direction of the affairs or management of such person. For purposes of this definition, a person is deemed to own any capital stock or other ownership interest if such person has the right to acquire such capital stock or other ownership interest, whether through the exercise of any purchase option, conversion privilege or similar right.

          "Subsidiary" shall mean a subsidiary of the Company.
           ----------

          "Trading Days" shall mean any day during which the exchange or market
           ------------
upon which the Common Stock is listed, authorized for quotation or otherwise available to be traded is open.

          "Warrant" shall have the meaning set forth in the Purchase Agreement.
           -------

          Section 3.  Dividends.
                      ---------

          (a) Through the first anniversary of the First Closing, the holders of shares of Series A Preferred Stock, in preference to the holders of shares of any class or series of capital stock of the Company with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds of the Company legally available therefor, non-cumulative cash dividends, at an annual rate of 6.0% (the "Dividend Rate"). From and after the
                                           -------------
first anniversary of the First Closing, the holders of shares of the Series A Preferred Stock shall be entitled to receive cumulative dividends, accrued quarterly in arrears at the Dividend Rate ("Quarterly Dividends"). The amount of
                                            -------------------
any dividends per share of Series A Preferred Stock for any full quarterly period shall be computed by multiplying the Dividend Rate for such quarterly dividend period by the Liquidation Preference per share and dividing the result by four. Dividends payable on the shares of Series A Preferred Stock for any period less than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and the actual number of days elapsed for any period less than one month.

          (b) Quarterly Dividends shall be payable in arrears on the last day of each of March, June, September and December, commencing on September 30, 2000 (each a "Dividend Payment Date"; provided that: (i) if any such payment date is
         ---------------------   --------
not a Business Day, then such dividend shall be payable on the next Business Day, and (ii) accumulated and unpaid dividends for any prior quarterly period may be paid at any time. To the extent they are cumulative under Section 3(a) hereof, Quarterly Dividends shall accumulate on outstanding shares of Series A Preferred Stock from the first anniversary of the First Closing, and be cumulative whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends. Each such dividend shall be paid to the holders of record of the Series A Preferred Stock as they shall appear on the stock register of the Company on the applicable Dividend Payment Date, not exceeding 45 days nor less than 10 days preceding any dividend payment date, as shall be fixed by the Board of Directors of the Company or a duly authorized committee thereof.

          (c) On any Dividend Payment Date occurring on or after the first anniversary of the Closing Date and on or prior to the fifth anniversary of the First Closing, the Company shall pay the dividends provided for in Section 3(a) hereof on such Series A Preferred Stock only through the issuance of additional shares of Series A Preferred Stock ("Additional Securities"). On any dividend
                                     ---------------------
payment date occurring after the fifth anniversary of the First Closing, the Company shall pay the dividends provided for in Section 3(a) hereof only in cash. Additional Securities issued in payment of dividends shall be valued at all times at $100 per share. The number of Additional Securities (or fraction thereof) that are issued to the holders of the Series A Preferred Stock under this paragraph (c) will be the number obtained by dividing (i) the total dollar amount of cumulative dividends due and payable on the applicable Dividend Payment Date by (ii) the Liquidation Preference; provided, that if any dividend
                                                 --------
payable in shares of Series A Preferred Stock would otherwise require the issuance of a fractional share (after aggregating all shares payable to each holder of Series A Preferred Stock), the Company shall not be required to issue a fractional share of Series A Preferred Stock and, in lieu thereof, may pay an amount in cash equal to the Liquidation Preference multiplied by such fraction.

          (d) Holders of shares of the Series A Preferred Stock shall be entitled to full cumulative dividends, as herein provided, on the Series A Preferred Stock and no additional amounts, except as set forth in paragraph (g) below. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock that may be in arrears.

          (e) Unless and until full cumulative dividends on the shares of Series A Preferred Stock in respect of all past quarterly dividend periods have been paid, and the full amount of dividends on the shares of Series A Preferred Stock in respect of the then current quarterly dividend period shall have been or are contemporaneously declared in full and paid or provision is made for the payment thereof, (i) no dividends shall be paid or declared or set aside for payment or other distribution upon the Common Stock, or any other capital stock of the Company ranking junior to or on parity with the Series A Preferred Stock as to dividends (together with the Common Stock, "Junior Stock"), other than in
                                                  ------------
shares of, or warrants or rights to acquire, Junior Stock; and (ii) no shares of Junior Stock shall be redeemed, retired, purchased or otherwise acquired for any consideration (or any payment made to or available for a sinking fund for the redemption of any such shares) by the Company or its Subsidiary (except by conversion into or exchange for shares of Junior Stock).

          (f) The terms "accumulated dividends," "accrued dividends," "dividends accumulated," "dividends accrued" and "dividends in arrears," whenever used herein with reference to shares of Series A Preferred Stock shall be deemed to mean an amount which shall be equal to dividends thereon at the Dividend Rate per share from the date or dates on which such dividends commence to accumulate to the end of the then current quarterly dividend period for such Preferred Stock (or, in the case of redemption, to the date of redemption), whether or not earned or declared and whether or not assets for the Company are legally available therefor, and if full dividends are not declared or paid (whether in cash or in Additional Securities), then such dividends shall cumulate, with additional dividends thereon, compounded quarterly, at the Dividend Rate, for each quarterly period during which such dividends remain unpaid, less the amount of all such dividends paid, or declared in full and sums set aside for the payment thereof, upon such shares of Preferred Stock.

          (g) In the event any dividends are declared with respect to the Common Stock, the holders of record of the Series A Preferred Stock as of the record date established by the Board of Directors for such dividend shall be entitled to receive as additional dividends (the "Additional Dividends") an
                                                  --------------------
amount (whether in the form of cash, securities or other property) equal to the amount (and in the form) of the dividends that such holder would have received had the Series A Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend, such Additional Dividends to be payable on the payment date of the dividend established by the Board of Directors (the "Additional Dividend Payment Date"). The record date for any such
                --------------------------------
Additional Dividends shall be the record date for the applicable dividend, and any such Additional Dividends shall be payable to the persons in whose name this Series A Preferred Stock is registered at the close of business on the applicable record date.

          Section 4.  Liquidation Preference. In the event of a liquidation,
                      ----------------------
dissolution or winding up of the affairs of the Company (each a "Liquidation
                                                                 -----------
Event"), whether voluntary or involuntary, the holders of Series A Preferred
-----
Stock then outstanding shall be entitled to receive out of the assets of the Company available for distribution to the stockholders of the Company, and subject to the rights of the holders of any stock of the Company ranking senior to or on parity with the Series A Preferred Stock with respect to distribution upon a Liquidation Event, an amount on such date equal to $100 per share of Series A Preferred Stock (the "Liquidation Preference") plus the amount equal to
                               ----------------------
any declared and unpaid and any accrued and unpaid dividends through and including the date of distribution whether or not declared by the Board of Directors, calculated pursuant to Section 3 above (as adjusted for any stock splits, combinations or similar events). Such payment shall be made before any payment shall be made or any assets distributed to the holders of any class or series of the Common Stock or any other class or series of the Company's capital stock ranking junior to the Series A Preferred Stock with respect to distributions upon a Liquidation Event. After the payment of such Liquidation Preference plus the amount equal to any declared and unpaid and any accrued and unpaid dividends through and including the date of distribution whether or not declared by the Board of Directors to the holders of the Series A Preferred Stock, the remaining assets of the Company available for distribution to the stockholders shall be distributed ratably to the holders of the Common Stock and the holders of the Series A Preferred Stock, on an as-converted basis. For purposes of this Section 4, a Liquidation Event shall also include (A) the acquisition of the Company resulting in a transfer of more than 50% of the outstanding voting power of the Company or (B) the sale or transfer of all or substantially all of the assets of the Company, unless the Majority Holders have agreed that an event described in the foregoing clauses (A) or (B) shall not constitute a Liquidation Event.

          Section 5.  Redemption.
                      ----------

          (a)  Mandatory Redemption at Option of Series A Preferred Holders. At
               ------------------------------------------------------------
anytime after the fifth anniversary of the First Closing at the written request of the Majority Holders (the "Redemption Notice"), the Company shall redeem for
                              -----------------
cash all of the then issued and outstanding Series A Preferred Stock in accordance with the following schedule: (i) one third (33.33%) of the shares of Series A Preferred Stock then issued and outstanding one hundred twenty (120) days after receiving the Redemption Notice of the Majority Holders' election to require redemption of the Series A Preferred Stock (each date upon which a redemption is made pursuant to this Section 5(a) being a "Mandatory Redemption
                                                          --------------------
Date"), (ii) on the first anniversary of the initial Mandatory Redemption Date,
----
the Company shall redeem for cash one half (50%) of the shares of Series A Preferred Stock then issued and outstanding and (iii) on the second anniversary of the initial Mandatory Redemption Date, the Company shall redeem for cash all (100%) of the shares of Series A Preferred Stock then issued and outstanding. Each such mandatory redemption shall be made at a redemption price per share equal to the Liquidation Preference thereof plus the amount of any accrued and unpaid dividends through and including such date whether or not declared by the Board of Directors subject to the last two (2) sentences of Section 5(c) hereof (the "Mandatory Redemption Price").
      --------------------------

          (b)  Optional Redemption by Company. At any time after the fifth
               ------------------------------
anniversary of the First Closing, the Company may, upon sixty (60) days written notice to the holders of the Series A Preferred Stock, redeem all, but not less than all, of the then issued and outstanding shares of Series A Preferred Stock for an amount equal to $103.00 per share of Series A Preferred Stock, plus the amount of any accrued and unpaid dividends thereon (the "Optional Redemption
                                                         -------------------
Price" and, together with the Mandatory Redemption Price, a "Redemption Price").
-----                                                        ----------------
The date of any such optional redemption is referred to as the "Optional
                                                                --------
Redemption Date" and, together with the Mandatory Redemption Dates, subject to
---------------
the last two (2) sentences of Section 5(c) hereof, a "Redemption Date."
                                                      ---------------

          (c)  Redemption Procedures. Not more than forty-five (45) nor less
               ---------------------
than fifteen (15) days prior to the applicable Redemption Date, notice of redemption shall be given to each holder of record of the Series A Preferred Stock, by first class mail, postage prepaid, at such holder's address as it shall appear upon the stock transfer books of the Company on such date. Each such notice of redemption shall be irrevocable and shall specify the date that is the applicable Redemption Date, the applicable Redemption Price, the identification of the shares to be redeemed, the place or places of payment and that payment will be made upon presentation and surrender of the certificate(s) evidencing the shares of Series A Preferred Stock to be redeemed and that dividends on the shares of the Series A Preferred Stock cease to accumulate on such Redemption Date. On or after the applicable Redemption Date, each holder of shares of Series A Preferred Stock shall surrender the certificate evidencing such shares to the Company at the place designated in such notice and shall thereupon be entitled to receive payment of the applicable Redemption Price in the manner set forth in the notice. If, on any applicable Redemption Date, funds in cash in an amount sufficient to pay the aggregate applicable Redemption Price for all outstanding shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date shall be available therefor to the Holders and shall have been irrevocably set aside and deposited with a bank or trust company in trust for purposes of payment of the applicable Redemption Price (the date upon which such funds become so available and are irrevocably set aside and deposited in trust for the Holders, the "Funds Availability Date"), then, as of the Funds Availability
              -----------------------
Date, notwithstanding that the certificates evidencing any shares so called for redemption shall not have been surrendered, the shares of Series A Preferred Stock to be redeemed as of the applicable Redemption Date shall no longer be deemed outstanding, the holders thereof shall cease to be stockholders, and all rights whatsoever with respect to the shares so called for redemption (except the right of the holders to receive the applicable Redemption Price upon surrender of their certificates therefor) shall terminate. If at any Mandatory Redemption Date, the Company does not have sufficient capital, surplus or funds legally available to redeem the issued and outstanding shares of Series A Preferred Stock that must be redeemed as of such Mandatory Redemption Date in accordance with Section 5(a) hereof, the Company shall take all measures permitted under the Delaware General Corporation Law to increase the amount of its capital and surplus legally available, and the Company shall redeem as many shares of Series A Preferred Stock as it may legally redeem, ratably from the holders thereof in proportion to the number of shares held by them, and shall thereafter from time to time, as soon as it shall have funds available therefor, redeem as many shares of Series A Preferred Stock as it legally may until it has redeemed all of the outstanding shares of Series A Preferred Stock to be redeemed as of the applicable Mandatory Redemption Date in accordance with
Section 5(a) hereof. During the period following the applicable Redemption Date until the Funds Availability Date, (i) shares of Series A Preferred Stock to be redeemed on the applicable Redemption Date shall remain outstanding shares of Series A Preferred Stock and the holders thereof shall retain all the rights and privileges of holders of Series A Preferred Stock described herein and under the Delaware General Corporation Law, including, without limitation, all voting, conversion and preemptive rights described in this Certificate of Designations,
(ii) dividends shall continue to accrue on such shares until the Funds Availability Date and (iii) the Redemption Price applicable to any shares to be so redeemed shall be adjusted to include the cash value of any dividends on the Series A Preferred Stock that are accrued and unpaid as of such Funds Availability Date.

          (d)  Status of Redeemed Shares. Any shares of Series A Preferred Stock
               -------------------------
which shall at any time have been redeemed pursuant to Section 5 hereof shall, after such redemption, be retired and have the status of authorized but unissued shares of Preferred Stock, without designation as to series.

          Section 6. Voting Rights.
                     -------------

          (a)  General. Except as otherwise provided by applicable law or by
               -------
this Certificate of Designations and in addition to any voting rights provided by law or by Sections 6(b), (c) and 10 hereof, the holders of shares of Series A Preferred Stock:

               (i) shall be entitled to vote together with the holders of shares of the Common Stock as a single class on all matters submitted for a vote of holders of shares of Common Stock, including, without limitation, the election of directors;

               (ii) shall have such other voting rights as are specified in the Certificate of Incorporation or as otherwise provided by Delaware law; and

               (iii) shall be entitled to receive notice of any stockholders' meeting in accordance with the Certificate of Incorporation and the Amended and Restated Bylaws of the Company.

          Each share of Series A Preferred Stock shall entitle the holder thereof to cast one vote for each vote that such holder would be entitled to cast had such holder converted its Series A Preferred Stock into shares of Common Stock as of the date immediately prior to the record date for determining the stockholders of the Company eligible to vote on any such matter. Fractional votes by the holders of Series A Preferred Stock shall not be permitted and any fractional voting rights shall be rounded down to the nearest whole number.

          (b)  Election of Directors. Pursuant to the provisions of this Section
               ---------------------
6(b), the holders of Series A Preferred Stock shall have the exclusive right, voting separately as a single class, to elect up to two members, or such greater number of members as is specified in Section 10 hereof, of the Company's Board of Directors (each such director, and any director elected in accordance with
Section 10(b) hereof, is hereinafter referred to as a "Preferred Stock
                                                       ---------------
Director"). Each such person nominated for election as a Preferred Stock
--------
Director by the holders of the Series A Preferred Stock (other than a Purchasers' employee) to the Board of Directors shall be reasonably acceptable to the Company. For so long as the Purchasers and/or any of their respective Affiliates, in the aggregate, hold one or more shares of Series A Preferred Stock (and such shares, together with Common Stock issued upon conversion of such Series A Preferred Stock, if any) equal to at least 35% of the Common Stock issued and issuable upon conversion of all of the issued and outstanding Series A Preferred Stock purchased on the First Closing, the holders of Series A Preferred Stock shall be entitled to elect two directors. The number of directors which the holders of Series A Preferred Stock are entitled to elect shall be reduced to one so long as the percentage referred to in the prior sentence is equal to or greater than 10% but below 35% of the Common Stock issued and issuable upon conversion of the issued and outstanding Series A Preferred Stock. Thereafter, if the percentage referred to in the preceding sentence is less than 10%, the holders of Series A Preferred Stock will not be entitled to elect any director. Each of the initial Preferred Stock Directors shall be appointed by the Board of Directors on or before the First Closing and shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class; and thereafter the Preferred Stock Directors shall be elected at the same time as the other directors of the same class are elected. The Preferred Stock Directors shall serve until the annual meeting of stockholders of the Company at which the term of other directors of the same class expire or until their respective successors shall be elected and shall qualify. Any Preferred Stock Director may be removed without cause by, and shall not be removed without cause other than by, the vote of the Majority Holders, at a vote of the holders of then outstanding shares of Series A Preferred Stock, voting as a separate class, at a meeting called for such purpose or by written consent as may be permitted by law and the Certificate of Incorporation and the Amended and Restated Bylaws of the Company. If for any reason a vacancy exists in the Preferred Stock Directors, by reason of death, resignation, retirement, disqualification, removal or otherwise, such vacancy shall be filled by the vote of the Majority Holders of the Series A Preferred

Stock voting as a separate class in accordance with the voting procedures set forth in this Section 6(b).

          (c)  Special Approval Rights. For so long as the Purchasers and/or any
               -----------------------
of their respective Affiliates, in the aggregate, hold more than 25% of the total Series A Preferred Stock, the Company will not, and will not permit its Subsidiary to, without the consent of the Board of Directors and the consent of
                           -------                                   -------
the Preferred Stock Directors: (A) directly or indirectly pay or declare any dividend, make any distribution upon, redeem or repurchase any shares of capital stock of the Company (except a dividend or distribution on, or the redemption of, the Series A Preferred Stock), (B) agree to any provision in any agreement that would impose any restriction on the Company's ability to honor the exercise of any rights of the holders of the Series A Preferred Stock, (C) enter into any transaction with any Affiliate of the Company, except upon terms which are not less favorable than those obtainable in an arm's-length transaction with a party that is not an Affiliate, (D) materially alter or change the business of the Company as it is currently conducted, (E) hire or terminate, or materially amend the employment terms of, the Chief Executive Officer of the Company, (F) make or commit to capital expenditures or acquire or dispose of any business or assets for consideration with a value of all securities or other property issued as consideration in excess of $5,000,000 (including all assumed debt, all cash payments, and the fair market value based on the good faith determination of the Board of Directors) , (G) materially alter any equity incentive or cash bonus plans for executive officers; (H) amend, alter or repeal the Certificate of Incorporation or the Amended and Restated Bylaws in a manner that adversely affects the holders of Series A Preferred Stock, (I) issue any equity securities that are senior to the Series A Preferred Stock, or issue any junior stock other than Common Stock, (J) increase or decrease the number of members on the Board of Directors and (K) effect any subdivision or combination of Series A Preferred Stock or any other reclassification or change in the outstanding capital stock.

          Section 7.  Conversion Rights.
                      -----------------

          (a)  General. Subject to and upon compliance with the provisions of
               --------
this Section 7, the holders of the shares of Series A Preferred Stock shall be entitled, at their option, at any time prior to a Redemption Date, to convert all or any issued and outstanding shares of Series A Preferred Stock into a number of fully paid and non-assessable shares of Common Stock (calculated as to each conversion to the nearest 1/100th of a share). The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion of each share of Series A Preferred Stock shall be determined by dividing (i) the Liquidation Preference plus the cash value of all accrued and unpaid dividends through and including the Conversion Date (as defined in this Section 7) by (ii) the Conversion Price (determined as provided in this Section
7).

          (b)  Conversion Price. The conversion price per share with respect to
               ----------------
the Series A Preferred Stock shall initially be $1.70 (the "Conversion Price"),
                                                            ----------------
subject to adjustment in accordance with the provisions of this Section 7.

          (c)  Automatic Conversion.  Each share of Series A Preferred Stock
               --------------------
shall automatically be converted into shares of Common Stock at the then effective Conversion Price upon the earlier of (i) such time as the Daily Market Price exceeds for the Company's Common Stock

$10.00 for ten (10) days during a period of twenty-five (25) consecutive Trading Days at any time after the first anniversary of the First Closing and (ii) upon the closing of a firmly underwritten public offering of shares of the Company's Common Stock for total gross proceeds from such offering to the Company of not less than $25,000,000 at an offering price per share (prior to the underwriters' commissions and expenses) that is not less than $10.00, in either case as such price may be adjusted for stock splits, dividends and similar events as provided in Section 7(e).

          (d)  Fractions of Shares. No fractional share of Common Stock shall be
               -------------------
issued upon conversion of shares of Series A Preferred Stock. If certificates representing more than one share of Series A Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock to be issued and which shall be computed on the basis of the aggregate number of shares of Series A Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series A Preferred Stock, the Company shall pay cash in respect of such fractional share in an amount equal to the product of such fraction multiplied by the Daily Market Price of one share of Common Stock on the Conversion Date.

          (e)  Adjustments to Conversion Price.  The Conversion Price shall be
               --------------------------------
subject to adjustment from time to time as follows:

               (i) (A) If this Company shall issue, after the First Closing, any Additional Stock (as defined below) without consideration or for a consideration per share less than the greater of (x) the Conversion Price in effect immediately prior to the issuance of such Additional Stock or (y) the average of the Daily Market Prices of the Common Stock for the twenty (20) Trading Days preceding the date on which the pricing of such issuance occurs, the Conversion Price in effect for the Series A Preferred Stock immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be adjusted to a price determined by multiplying the Conversion Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 7(e)(i)(E)(1) or (2)), plus the number of shares of Common Stock that the aggregate consideration received by this Company for such issuance would purchase at the greater of such Conversion Price in effect for the Series A Preferred Stock immediately prior to each such issuance or the average of the Daily Market Prices for the twenty (20) Trading Days preceding the date on which the pricing of the issuance by the Company occurred; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance (including shares of Common Stock deemed to be issued pursuant to subsection 7(e)(i)(E)(1) or (2)) plus the number of shares of such Additional Stock.

               (B) No adjustment of the Conversion Price for the Series A Preferred Stock shall be made in an amount less than one cent per share, provided that any adjustments that are not required to be made by reason of this sentence shall be carried forward and shall be either taken into account in any subsequent adjustment made prior to three (3) years from the date of the event giving rise to the adjustment being carried forward, or shall be made at the end of three (3) years from the date of the event giving rise to the adjustment being carried forward. Except to the extent provided for in subsections (E)(3) and (E)(4), no adjustment of the Conversion Price pursuant to this subsection 7(e)(i) shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

               (C) In the case of the issuance of Common Stock for cash, the consideration received by the Company (for purposes of subsection 7(e)(i)(A) above) shall be deemed to be the gross amount of cash received by the Company therefor before deducting any discounts, commissions or other fees or expenses allowed, paid or incurred by this Company in connection with the issuance and sale of such Common Stock.

               (D) In the case of the issuance of the Common Stock for a consideration (for purposes of subsection 7(e)(i)(A) above) in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors irrespective of any accounting treatment.

               (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 7(e)(i) and subsection 7(e)(i)(F):

                    (1) The aggregate maximum number of shares of Common Stock deliverable upon exercise (to the extent then exercisable) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subsections 7(e)(i)(C) and (e)(i)(D)), if any, received by this Company upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights for the Common Stock covered thereby.

                    (2) The aggregate maximum number of shares of Common Stock deliverable upon conversion of, or in exchange for (to the extent then convertible or exchangeable), any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by this Company for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by this Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 7(e)(i)(C) and (e)(i)(D)).

                    (3) In the event of any change in the number of shares of Common Stock deliverable (including as a result of any change in the exercisability, convertibility or exchangeability of any such options or convertible or exchangeable securities) or in the consideration payable to this Company upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities, including, but not limited to, a change resulting from the antidilution provisions thereof (unless such options or rights or convertible or exchangeable securities were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 7(e)(i)(A)), the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by, or computed using, such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                    (4) Upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price of the Series A Preferred Stock, to the extent in any way affected by, or computed using, such options, rights or securities or options or rights related to such securities (unless such options or rights were merely deemed to be included in the numerator and denominator for purposes of determining the number of shares of Common Stock outstanding for purposes of subsection 7(e)(i)(A)), shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities that remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                    (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 7(e)(i)(E)(1) and (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 7(e)(i)(E)(3) or (4).

               (F)  "Additional Stock" shall mean any shares of Common Stock
                     ----------------
          issued (or deemed to have been issued pursuant to subsection 7(e)(i)(E)) by this Company after the First Closing other than:

                    (1) Common Stock issued pursuant to a transaction described in subsection 7(e)(ii) hereof;

                    (2) Common Stock issuable or issued to pursuant to the exercise of options or warrants outstanding as of the date this Certificate of Designations becomes effective (the "Effective Date"),
                                                              --------------
          options granted pursuant to employee incentive plans existing as of the Effective Date, and options issued under new employee incentive plans or in grants approved by the Board of Directors and the Preferred Stock Directors after the First Closing;

                    (3) Series A Preferred Stock issued pursuant to the Second Closing, upon the exercise of the Warrants and the Additional Securities issued pursuant to Section 3(c) hereof;

                    (4) the issuance of securities to be sold in an underwritten public offering of shares of the Company approved by the Board of Directors and the approval of the Preferred Stock Directors, registered under the Act;

                    (5) Common Stock issued pursuant to the conversion, exercise or exchange of convertible, exercisable or exchangeable securities;

                    (6) Common Stock issued, subject to the approval of the Board of Directors and the approval of the Preferred Stock Directors, in connection with a bona fide business acquisition of or by this Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise; or

                    (7) Common Stock issued, subject to the approval of the Board of Directors and the approval of the Preferred Stock Directors, to persons or entities with which this Company or its subsidiaries has bona fide business relationships provided such issuances are for other than primarily equity financing purposes.

               (ii) In the event this Company should at any time or from time to time after the First Closing fix a record date for the effectuation of a combination, split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as "Common Stock Equivalents") whether by
                                        ------------------------
     reclassification, recapitalization or otherwise, without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend, distribution, combination, split or subdivision if no record date is fixed), the Conversion Price of Series A Preferred Stock shall be appropriately adjusted by multiplying the Conversion Price in effect immediately prior to such action by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

               (iii)  Other Distributions.  In the event this Company shall
                      -------------------
     declare a distribution payable in securities of other persons, evidences of indebtedness issued by this Company or other persons, assets (including cash dividends) or options or rights not referred to in subsection 7(e)(ii), then, in each such case for the purpose of this subsection 7(e)(iii), the holders of the Series A Preferred Stock shall be entitled to a proportionate share of any such distribution as through they were the holders of the number of shares of Common Stock of this Company into which their shares of Series A Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Company entitled to receive such distribution.

               (iv) If the number of shares of Common Stock outstanding at any time after the First Closing is decreased by a combination, reverse split or reclassification of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for each share of Series A Preferred Stock shall be appropriately adjusted by multiplying the Conversion Price in effect immediately prior to such action by a fraction which may be greater than one (1), the numerator of which is the number of shares of Common Stock outstanding immediately before such event, and the denominator of which is the number of shares of Common Stock outstanding immediately after such event.

               (v)    Recapitalizations.  If at any time or from time to time
                      -----------------
     there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 7) provision shall be made so that each holder of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, for each share of Common Stock received upon conversion, the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of one share of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 with respect to the rights of the holders of Series A Preferred Stock for each share of Common Stock held by such holder after the recapitalization to the end that the provisions of this Section 7 (including adjustment of the Conversion Price then in effect for each series of Series A Preferred Stock and the number of shares purchasable upon conversion of each series of Series A Preferred Stock) shall be applicable after that event as nearly equivalent as may be practicable.

               (vi)   No Impairment.  This Company will not, by amendment of
                      -------------
     its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

          (f)  Exercise of Conversion Privilege.  In order to exercise the
               --------------------------------
     voluntary conversion privilege Section 7(a) hereof, the holder of any share of Series A Preferred Stock shall surrender the certificate evidencing such share of Series A Preferred Stock, duly endorsed or assigned to the Company in blank, at any office or agency of the Company maintained for such purpose, accompanied by written notice to the Company at such office or agency that the holder elects to convert such Series A Preferred Stock or, if less than the entire amount thereof is to be converted, the portion thereof to be converted. Series A Preferred Stock shall be deemed to have been converted immediately prior to the close of business on the date of surrender of such shares of Series A Preferred Stock for conversion in accordance with the foregoing provisions (the "Conversion Date"), and at such time the rights of the holder of such
           ---------------
     shares of Series A Preferred Stock as a holder shall cease, and the person or persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the Conversion Date, the Company shall issue and shall deliver at any office or agency of the Company maintained for the surrender of Series A Preferred Stock a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 7(c). In the case of any certificate evidencing shares of Series A Preferred Stock which is converted in part only, upon such conversion the Company shall execute and deliver a new certificate evidencing the number of shares of Series A Preferred Stock that are not converted.

          (g)  Notice of Adjustment of Conversion Price.  Whenever the
               ----------------------------------------
     Conversion Price is adjusted as herein provided:

               (i) the Company shall compute the adjusted Conversion Price in accordance with Section 7(e) and shall prepare a certificate signed by the Company's independent accounting firm setting forth the adjusted Conversion Price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for such purpose for conversion of shares of Series A Preferred Stock; and

               (ii) a notice stating that the Conversion Price has been adjusted and setting forth the adjusted Conversion Price shall forthwith be prepared by the Company and, as soon as practicable after it is prepared, such notice shall be mailed by the Company at its expense to all holders of record of shares of Series A Preferred Stock at their last addresses as they shall appear in the stock register.

          (h)  Notice of Certain Corporate Action.  In case:
               ----------------------------------

               (i) the Company shall take an action, or an event shall occur, that would require a Conversion Price adjustment pursuant to Section 7(e);

               (ii) the Company shall grant to the holders of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class;

               (iii) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company;

               (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

               (v) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);

then the Company shall cause to be filed at each office or agency maintained for such purpose, and shall cause to be mailed to all holders of record of shares of Series A Preferred Stock at their last addresses as they shall appear in the stock register, at least thirty (30) days prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of the amendment thereto). Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the Series A Preferred Stock. Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (i) through (v) of this Section 7(h).

               (i)  Company to Reserve Common Stock. The Company shall at all
                    -------------------------------
times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock, for the purpose of effecting the conversion of Series A Preferred Stock, the full number of shares of Common Stock then issuable upon the conversion of all of the then outstanding shares of Series A Preferred Stock. Nothing contained herein shall preclude the Company from issuing shares of Common Stock held in its treasury upon the conversion of shares of Series A Preferred Stock into Common Stock pursuant to the provisions of this Section 7. Before taking any action that would cause an adjustment reducing the conversion price below the then par value (if any) of the shares of Common Stock deliverable upon conversion of the Series A Preferred Stock, the Company will take any corporate action that, in the opinion of its counsel, is necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted conversion price.

          (j)  Taxes on Conversions.  The Company will pay any and all original
               --------------------
issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the holder of record of the share(s) of Series A Preferred Stock to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

          Section 8.  Preemptive Rights.
                      -----------------

          (a) In the event that the Company proposes to issue any shares of Common Stock, whether or not now authorized, or securities of any type whatsoever that are, or may become, convertible into or exchangeable or exercisable for shares of Common Stock in any transaction other than the Excluded Securities (as defined below), each holder of Series A Preferred Stock shall have the right to purchase its Pro Rata Amount of any such issuance. In such event, the Company shall give all holders of record of shares of Series A Preferred Stock written notice, at their last addresses as they shall appear in the stock register of the Company, at least ten (10) Business Days before such issuance, describing the type of shares or securities, the price and number of shares or securities (or principal amount) and the general terms upon which the Company proposes to issue the same. Each such holder of Series A Preferred Stock shall have ten (10) Business Days from the date of receipt of any such notice to agree to purchase up to the amount of shares or securities equal to such holder's Pro Rata Amount of such shares or securities for the price and upon the general terms specified in the Company's notice by giving written notice to the Company, at its principal office or such other address as may be specified by the Company in its written notice to the holders, of such holder's intention to purchase such shares or securities at the initial closing of the sale of shares or securities and the number of such shares or securities that such holder intends to purchase.

          (b) In the event a holder of Series A Preferred Stock fails to exercise in full its right of participation provided in Section 8(a) hereof within said ten (10) Business Day period as set forth in Section 8(a) above, the Company shall have thirty (30) days thereafter to sell additional amounts of shares or securities respecting which such holder's option was not exercised, at the price and upon the terms specified in the Company's notice. The Company shall not issue or sell any additional amounts of shares or securities after the expiration of such 30-day period without first offering such shares or securities to the holders of Series A Preferred Stock in the manner provided in
Section 8(a) above.

          (c) The rights set forth in this Section 8, including the notice provisions relating thereto, may be waived by the Majority Holders.

          (d)  "Excluded Securities" shall mean (i) the Series A Preferred
                -------------------
Stock (or the Common Stock issuable upon conversion thereof) issued in connection with the Purchase Agreement, (ii) securities issued pursuant to the Company's bona fide acquisition of another corporation by merger, purchase of substantially all assets or other reorganization, which acquisition has been approved by the Board of Directors and the Preferred Stock Directors,
(iii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company for which an adjustment is made to the Conversion Price hereunder, (iv) the issuance of shares pursuant to the exercise of options or warrants outstanding as of the Effective Date, options granted pursuant to employee incentive plans existing as of the Effective Date, and options issued under new employee incentive plans or in grants approved by the Board of Directors and the Preferred Stock Directors, each after the First Closing, and (v) shares sold in underwritten public offerings approved by the Board of Directors and the Preferred Stock Directors.

          Section 9.  Limitations.  In addition to any other rights provided by
                      -----------
applicable law, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without the affirmative vote, or the written consent as provided by law, of the Majority Holders, voting separately as a class:

          (a) in any way change the preferences, voting or other rights or powers with respect to the Series A Preferred Stock; or

          (b) increase the number of authorized shares of Series A Preferred Stock or any shares superior to or on parity with the Series A Preferred Stock or authorize the issuance of or issue any shares of Series A Preferred Stock or any shares superior to or on parity with the Series A Preferred Stock other than
(i) pursuant to the Purchase Agreement, or (ii) as Additional Securities .

          Section 10.  Event of Non-Compliance.
                       -----------------------
          (a) Upon the occurrence of any Event of Non-Compliance, the Company shall give the holders of Series A Preferred Stock prompt notice of such occurrence and shall use commercially reasonable efforts to cure promptly such Event of Non-Compliance.

          (b) Whenever an Event of Non-Compliance shall have occurred and be continuing, the holders of Series A Preferred Stock shall have the right, voting as a separate class, to elect a sufficient number of additional directors such that the Preferred Stock Directors constitute a majority of the Board of Directors, at any annual meeting of stockholders of the Company or any special meeting held in place thereof, or at a special meeting of holders of Series A Preferred Stock called as hereinafter provided. Upon the vesting of such right of the holders of Series A Preferred Stock, the authorized number of members of the Board of Directors shall automatically be increased by and to such number as is required for Preferred Stock Directors to constitute a majority of the Board of Directors and such newly created directorships shall be filled by vote of the holders of outstanding shares of Series A Preferred Stock as herein set forth. Such additional Preferred Stock Director(s) shall be apportioned by the Board of Directors among the three classes so as to ensure that no one class has more than one director more than any other class.

          (c) At any time after such voting power as provided in Section 10(b) shall have been so vested in the holders of Series A Preferred Stock, the Secretary of the Company shall, upon the written request of any holder of Series A Preferred Stock (addressed to the Secretary at the principal office of the Company), call a special meeting of the holders of the Series A Preferred Stock for the election of additional Preferred Stock Directors to be elected by the holders of Series

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

A Preferred Stock as herein provided, such call to be made by notice as provided in the Amended and Restated Bylaws of the Company or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock books of the Company. Whenever such voting power shall have vested, such power may be exercised initially either, as provided above, at a special meeting of the holders of Series A Preferred Stock called as herein provided, or at any annual or special meeting of stockholders held for the purpose of electing directors.

          (d) Any Board of Directors, so formed under this Section 10, shall use commercially reasonable efforts to cure promptly the Event of Non-Compliance that triggered such formation. The right of holders of Series A Preferred Stock, voting as a separate class, to elect a sufficient number of additional directors such that the Preferred Stock Directors constitute a majority of the Board of Directors shall continue until such time as all Events of Non-Compliance shall have been cured as determined by a majority of the Board of Directors (including the approval of all of the Preferred Stock Directors), at which time such rights shall terminate, subject to revesting in the event of each and every subsequent Event of Non-Compliance. Such additional Preferred Stock Directors shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. Upon any termination of the right of the holders of Series A Preferred Stock to vote for additional directors as provided in this Section 10, the term of office of the additional Preferred Stock Directors then in office shall terminate immediately. Whenever the terms of office of a Preferred Stock Director shall so terminate and the special voting powers vested in the holders of Series A Preferred Stock shall have expired pursuant to this Section 10, the number of directors shall be such number as existed prior to such Event of Non-Compliance, established in accordance with Section 6(c)(J) of this Certificate of Designations, and Section 10(c) of this Certificate of Designations, irrespective of any increase made pursuant to the provisions of this Section 10, and such Preferred Stock Directorship or Directorships shall forthwith terminate.

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